UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2010

HERBST GAMING, LLC

(Exact name of registrant as specified in its charter)

Nevada		02-0815199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 31, 2010, Herbst Gaming, LLC (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Wilmington Trust Company, as Administrative Agent, and the lender parties from time to time thereto (“Lenders”).  The Credit Agreement (i) provides for $350.0 million principal amount of senior secured loans (“Senior Secured Loans”), (ii) is secured by substantially all of the Company’s assets and the assets of the Company’s existing or subsequently acquired direct or indirect subsidiaries, other than such assets that may not be pledged pursuant to applicable gaming laws, and (iii) is guaranteed by each such subsidiary.  The Senior Secured Loans will bear interest at the rate of, at the Company’s election, either (i) the London InterBank Offered Rate (“LIBOR”) plus a margin of 7.0% or (ii) the alternative base rate (“Alternative Base Rate”) plus a margin of 6.5%. Both LIBOR and the Alternative Base Rate will be subject to a fixed floor. The principal amount of the Senior Secured Loans is payable on the maturity date, which shall be the earlier of the fifth anniversary of the effectiveness of the Credit Agreement (such effectiveness, the “Senior Secured Loan Closing”), or the acceleration of the Senior Secured Loans in accordance with the terms thereof.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants.  The Credit Agreement requires the Company to maintain certain financial covenants that include a limitation on capital expenditures, a maximum leverage ratio and a minimum interest coverage ratio (with terms in each case defined in the Credit Agreement).  The Credit Agreement allows the Company and its subsidiaries to make capital expenditures (i) in an aggregate amount not to exceed $10,000,000 in connection with the expansion, improvement or development of the hotel, casino and gaming facilities located in Iowa and (ii) in addition to the amount in clause (i), in an aggregate amount not to exceed $35,000,000 in fiscal year 2011, or $30,800,000 in each of fiscal years 2012, 2013, 2014 and 2015. The Credit Agreement requires the Company to maintain a maximum leverage ratio of (i) 6.00:1 for the period from and including March 31, 2011 to but excluding March 31, 2012; (ii) 5.50:1 for the period from and including March 31, 2012 to but excluding December 31, 2012; (iii) 5.25:1 for the period from and including December 31, 2012 to but excluding December 31, 2013; (iv) 5.00:1 for the period from and including December 31, 2013 to but excluding December 31, 2014; (v) 4.75:1 for the period from and including December 31, 2014 to but excluding December 31, 2015; and (vi) 4:50:1 thereafter.  The Credit Agreement requires the Company to maintain a minimum interest coverage ratio of (i) 1.50:1 for the period from and including March 31, 2011 to but excluding June 30, 2011; (ii) 1.60:1 for the period from and including June 30, 2011 to but excluding September 30, 2011; (iii) 1.70:1 for the period from and including September 30, 2011 to but excluding March 31, 2012; (iv) 1.80:1 for the period from and including March 31, 2012 to but excluding March 31, 2013; (v) 1.90:1 for the period from and including March 31, 2013 to but excluding March 31, 2014; (vi) 2.00:1 for the period from and including March 31, 2014 to but excluding March 31, 2015; (vii) 2.10:1 for the period from and including March 31, 2015 to but excluding September 30, 2015; and (viii) 2.15:1 thereafter.

In addition, the Credit Agreement contains restrictions on the ability of the Company and its subsidiaries to, among other things and without limitation, incur additional indebtedness; create liens on assets; engage in mergers or consolidations, liquidations and dissolutions or other fundamental changes; acquire or dispose of certain property; make changes in lines of businesses; make investments; make certain restricted payments; engage in certain transactions with affiliates; enter into restrictive agreements; and modify its organizational documents.  The Credit Agreement contains customary events of default, including, among other things and without limitation, nonpayment of principal when due; nonpayment of interest, fees or other amounts after a stated grace period; inaccuracy of representations and warranties; nonpayment on material indebtedness; cross-acceleration to material indebtedness; certain bankruptcy events; material judgments; certain ERISA-related events; certain hazardous materials claims; stated change of control events; invalidity of liens; and the revocation of certain casino, gambling or gaming licenses.  If an event of default occurs and is continuing, the Company may be required to repay all amounts outstanding under the Credit Agreement.

The Credit Agreement contains customary mandatory prepayments.  The Senior Secured Loans may be prepaid in certain minimum amounts, subject to a prepayment fee equal to (i) if such prepayment is made prior to the first anniversary of the Senior Secured Loan Closing, 3.0% of the principal prepaid, (ii) if such prepayment is made after the first anniversary of the Senior Secured Loan Closing and on or prior to the second anniversary of the Senior Secured Loan Closing, 2.0% of the principal prepaid and (iii) if such prepayment is made after the second anniversary of the Senior Secured Loan Closing and on or prior to the third anniversary of the Senior Secured Loan Closing, 1.0% of the principal prepaid.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the copy of the Credit Agreement filed as Exhibit 10.1 to this Current Report, which is incorporated by reference herein.

Item 2.01.  Completion of Acquisition or Disposition of Assets

Overview

On December 31, 2010 (the “Closing Date”), the Company completed the acquisition of substantially all of the assets of Herbst Gaming, Inc. and its subsidiaries (together, the “Predecessors”) in exchange for the issuance of the Company’s membership interest and Senior Secured Loans.  These transactions, referred to as the “Restructuring Transactions,” were effected pursuant to the Order Confirming the First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, filed with the United States Bankruptcy Court for the District of Nevada, Northern Division on July 22, 2009 (as amended, the “Plan”).  The Restructuring Transactions are described in the Company’s registration statement on Form 10, originally filed with the Securities and Exchange Commission on August 17, 2010, File No. 000-54085 (the “Original Filing”), as amended by Amendment No. 1, filed on October 14, 2010 (the “First Amendment”) and Amendment No. 2, filed on December 14, 2010 (the “Second Amendment” and together with the Original Filing and the First Amendment, the “Registration Statement”).  Except as set forth below, the information that would be required if the Company were filing a registration statement on Form 10 upon the consummation of the Restructuring Transactions is contained in the Registration Statement, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table shows each person who, as of the Closing Date, owned beneficially more than 5% of the Company’s membership interests (“Common Units”).

Name and Address	Number of Common Units	Percentage of Outstanding Common Units
SPH Manager, LLC(1)	3,679,047.2	18.395%
Highland Capital Management(2)	1,231,296.9	6.156%
David D. Ross(3)	1	*
Ferenc Szony(3)	0	*
Don Kornstein(3)	0	*
Thomas Benninger(3)(4)	46,878	*
Scott Henry(3)	0	*
Michael Rumbolz(3)	0	*
All executive officers and directors as a group (6 persons)	46,879	*

* Indicates less than 1%.

(1) The address of SPH Manager, LLC (“SPH Manager”) is c/o Silver Point Capital, L.P., 2 Greenwich Plaza, Greenwich, CT 06830. SPH Manager is the manager of SPH Investment, LLC (“SPH Investment”), an entity that holds an investment in the Common Units. Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd. (together, the “Funds”) directly or indirectly hold non-voting equity interests in SPH Investment and, as a result, hold an economic interest in the Common Units. SPH Manager holds the voting equity interests in SPH Investment and, as a result, holds voting control over, and may be deemed to be the beneficial owner of, the Common Units held by SPH Investment on behalf of the Funds. Messrs. Edward A. Mulé and Robert J. O’Shea are the sole members and sole managing members of SPH Manager and, as a result, hold voting control over, and may be deemed to be the beneficial owners of, the Common Units held by SPH Investment on behalf of the Funds. Each of SPH Manager, SPH Investment, the Funds, Mr. Mulé and Mr. O’Shea declares that neither the filing of this current report nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934 or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Company or otherwise with respect to the Company or any securities of the Company or (ii) a member of any syndicate or group with respect to the Company or any securities of the Company.

(2) The address of Highland Capital Management, L.P. (“Highland”) is 13455 Noel Rd, Suite 800, Dallas, Texas 75240. Highland acts as an investment adviser to, and manages investment and trading accounts of, other persons and may be deemed, through investment advisory contracts or otherwise, to beneficially own securities owned by other persons. Strand Advisors, Inc. is the general partner of Highland and may be deemed to beneficially own securities owned by Highland. James D. Dondero is the President and a director of Strand Advisors, Inc. and may be deemed to beneficially own securities owned by Strand Advisors, Inc. Each of Highland, Strand Advisors, Inc. and Mr. Dondero declares that neither the filing of this current report nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934 or any other purpose, (i) acting (or has agreed or is agreeing to act) with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Company or otherwise with respect to the Company or any securities of the Company or (ii) a member of any syndicate or group with respect to the Company or any securities of the Company.

(3) The address of such person is c/o Herbst Gaming, 3440 West Russell Road, Las Vegas, Nevada 89118.

(4) Mr. Benninger is a managing general partner of the manager of the holder of the Common Units, Global Leveraged Capital Credit Opportunity Fund I (“GLC”), and, as a result, may be deemed to beneficially own the Common Units owned by GLC.  Mr. Benninger disclaims beneficial ownership of the Common Units owned by GLC, except to the extent of his pecuniary interest therein.

Executive Compensation

Because the Company was formed in March 2010 for the purposes of acquiring certain assets of Herbst Gaming, Inc. (“HGI”) and certain of its subsidiaries pursuant to the Plan, we do not have a history of executive officer compensation practices for the preceding fiscal years.  In addition, until the Closing Date, the employees and executive officers did not receive any compensation.  On the Closing Date, employees of HGI became our employees and we began to pay our executive officers the same compensation that they were paid by HGI.

The following discussion therefore reflects the policies and decision making processes in effect at HGI prior to the Closing Date.  The compensation paid to the executive officers of HGI is not necessarily indicative of how we will compensate our executive officers, as we have not yet determined what changes, if any, we will make to these policies and processes.

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis section discusses the compensation policies and programs for HGI’s named executive officers (“NEOs”), which consisted of:

•                  Timothy P. Herbst, Former Chairman of the Board and Executive Vice President

•                  Ferenc Szony, President

•                  Troy D. Herbst, Former Chief Executive Officer, Secretary, and Treasurer

•                  Edward J. Herbst, Former Executive Vice President and Director

•                  Mary E. Higgins, Former Chief Financial Officer

•                  David D. Ross, Chief Operating Officer — Gaming

•                  Sean Higgins, Former General Counsel

Executive Compensation Philosophy and Objectives

HGI’s compensation program was designed to promote and reward leadership and commitment, in addition to performance improvement, with a focus on growth and productivity to drive financial performance.  The main components of HGI’s executive compensation program included base salary, annual incentives and broad-based retirement, health and welfare employee benefits, subject to the terms and conditions of each benefit program.  HGI’s compensation program was designed to remain competitive with market practices, which is necessary to attract and retain talented executives.  HGI’s compensation program did not include an equity component, as HGI’s CEO and Executive Vice Presidents collectively owned all of the outstanding stock of HGI.

Compensation Program Design

Each year HGI’s CEO evaluated the performance of the other NEOs and made recommendations to the Executive Committee with respect to compensation, including recommendations with respect to base salary levels and targets under a bonus plan and, as they related to NEO participants, an incentive plan, as applicable.  The Executive Committee would take these recommendations into advisement, but also conduct its own independent review of the CEO and the other NEOs prior to determining base salary increases and target incentive payments. Moreover, the administration of the bonus plan and incentive plan and the actual declaration of any cash bonus payments under the bonus plan and incentive plan had to be approved by the entire Board, including the independent director(s).

Elements of Compensation Program

HGI’s compensation program for executive officers was primarily comprised of a base salary, annual incentives and employee benefits broadly available to all employees of HGI.

Base Salary.  HGI provided its NEOs and other employees with a base salary which it believed was competitive and that corresponded and fairly related to their status and accomplishments, both professionally and within its industry.  Individual base salaries were established based on the executive officers’ historical performance, anticipated future contribution to HGI, competitive compensation levels and other subjective factors.

Annual Incentives.  HGI offered annual incentive awards for its executive officers in the form of incentive-based annual bonuses.  HGI’s CEO and Executive Vice Presidents were eligible for discretionary, incentive-based annual bonuses under the bonus plan.  No cash bonuses were paid under this plan.  Additionally, HGI’s President, COO, CFO and General Counsel were eligible for incentive-based annual bonuses under the incentive plan. The target payment under the incentive plan was 75% of the participant’s base salaries.  The incentive plan for the participating NEOs was divided into four components, weighted for workload, milestones, EBITDAR, and operating profit margin.

Severance Benefits.  HGI’s employment agreements with its CEO, President, CFO and General Counsel provided that in the event HGI chose to terminate the executive’s employment for any reason other than “Cause” (as defined below in the “Potential Payments Upon Termination or Change in Control” section), the executive would receive a severance payment equal to one year’s salary. HGI’s employment agreement with its Chief Operating Officer-Gaming provided that in the event that HGI chose to terminate the executive’s employment for any reason other than “Cause”, the executive would receive a severance payment equal to the remainder of the term of his agreement.  HGI’s Executive Committee provided these severance benefits because it believed it was important for both recruitment and retention purposes to provide certain NEOs with some measure of financial security in the event of an involuntary termination.

Other Benefits.  In order to attract, retain and pay market levels of compensation, HGI aimed to provide benefits to its NEOs that were consistent with market practices.  These market practices were reviewed based on a survey of current compensation trends in the market.  The Board hired Xroads Management Consulting to perform a full review of executive compensation practices in October 2009.  The current market practices include broad-based retirement, health and welfare employee benefits, subject to the terms and conditions of each benefit program. HGI’s NEOs were eligible to participate in these benefits on the same basis as other full-time employees.  In addition, HGI provided each NEO with an automobile.  This perquisite was provided because HGI’s Southern Nevada properties were geographically distant from one another and the cost represented a small fraction of the total compensation of each NEO.  The value of the automobile is shown in the “All Other Compensation” column in the Summary Compensation Table below.

Summary Compensation Table

The following table sets forth information regarding compensation for HGI’s NEO’s who will continue as the Company’s NEO’s for services rendered to HGI for the years ended December 31, 2009.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	All Other Compensation ($)	Total ($)
Ferenc Szony	2009	525,000	208,125	—	733,125
President	2008	489,560	73,434	—	562,994
David Ross	2009	350,700	—	—	350,700
Chief Operating Officer-Gaming

(1)          Represents bonus payments made to Mr. Szony under the HGI incentive plan.

Discussion of Summary Compensation Table

Employment Agreements

HGI entered into a new employment agreement with Ferenc Szony, HGI’s President, in March 2008.  His employment agreement provided for an initial annual base salary of $500,000, which was subject to annual increases of five percent, and expired on December 31, 2010.  Mr. Szony’s contract was assumed by the Company in connection with the Restructuring Transactions and is automatically renewed for successive one-year periods unless sooner terminated or unless either party notifies the other in writing at least 60 days prior to the date the respective agreement is scheduled to expire.

HGI entered into an employment agreement with its Chief Operating Officer-Gaming, Mr. David Ross in February 2010, effective January 1, 2010, in which HGI agreed to pay him an annual base salary of $600,000, and pursuant to which he was eligible to participate in the 2010 executive incentive plan.  Mr. Ross’ contract expired on December 31, 2010.  The Company and Mr. Ross are discussing the terms of a new employment agreement.

Potential Payments Upon Termination or Change-In-Control

HGI’s employment agreements with its President provided that in the event that HGI chose to terminate the executive’s employment for any reason other than “Cause,” the executive would receive a severance payment equal to one year’s salary.  The employment agreement with HGI’s Chief Operating Officer-Gaming provided that in the event that HGI chose to terminate him for any reason other than “Cause,” he would receive a severance payment equal to the remainder of the term of his agreement.  “Cause” was defined in the agreements as: (i) the conviction of, or judgment against, the executive by a civil or criminal court of competent jurisdiction for a felony or any other offense involving embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity; (ii) the indictment of the executive by a state or federal grand jury of competent jurisdiction or the filing of a criminal complaint or information, for a felony or any other offense involving embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity; (iii) the confession by the executive of embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity; (iv) the payment (or, by the operation solely of the effect of a deductible, the failure of payment) by a surety or insurer of a claim under a fidelity bond issued for the benefit of HGI reimbursing HGI for a loss due to the wrongful act, or wrongful omission to act, of the executive; (v) the denial, revocation or suspension of a license, qualification or certificate of suitability to the executive by any of the Gaming Authorities (as defined in the employment agreements); and (vi) any action or failure to act by the executive that HGI reasonably believes, as a result of a communication or action by the Gaming Authorities or on the basis of consultations with its gaming counsel and/or other professional advisors, will likely cause any of the Gaming Authorities to:  (A) fail to license, qualify and/or approve HGI to own and operate a gaming business; (B) grant any such licensing, qualification and/or approval only upon terms and conditions that are unacceptable to HGI; (C) significantly delay any such licensing, qualification and/or approval process; or (D) revoke or suspend any existing license.

Recent Sales of Unregistered Securities

Pursuant to the Plan, on the Closing Date, we issued an aggregate of 20,000,000 units of Common Units to certain of the Predecessors, in exchange for substantially all the assets of those Predecessors.  The Predecessors then distributed the Common Units to the Class 3 creditors in exchange for a portion of their claims.  One Common Unit was issued to David Ross.

Pursuant to the terms of the Plan, the offer, sale and issuance of the Common Units to the Predecessors and the distribution of such units by the Predecessor are exempt from Section 5 of the Securities Act of 1933, or the Securities Act, and from any other state or local law requiring registration or licensing of an issuer of a security, pursuant to section 1145 of the Bankruptcy Code.  The offer, sale and issuance of the Common Unit issued to David Ross was exempt pursuant to section 4(2) of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Effective Date of the Plan, the following persons were appointed to the Company’s board of directors: David D. Ross, Don Kornstein, Thomas Benninger, Scott Henry and Michael Rumbolz.  The information regarding such directors contained in Item 5 of the Registration Statement is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The operating agreement of the Company was entered into on December 31, 2010.  The operating agreement is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

Item 15 of the Registration Statement is incorporated herein by reference.

(d) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Operating Agreement of Herbst Gaming, LLC
10.1	Credit Agreement, dated as of December 31, 2010, by and among Herbst Gaming, LLC, Wilmington Trust Company, as administrative agent, and the lenders party thereto.
10.2	Amended and Restated Ground Lease Agreement, dated as of July 1, 1993, by and between Primm South Real Estate Company and The Primadonna Corporation
10.3	First Amendment to the Amended and Restated Ground Lease Agreement and Consent and Waiver, dated as of August 25, 1997, by and between Primm South Real Estate Company and The Primadonna Corporation
10.4	Second Amendment to the Amended and Restated Ground Lease Agreement, dated as of July 1, 2002, by and between Primm South Real Estate Company and The Primadonna Company, LLC
10.5	Third Amendment to the Amended and Restated Ground Lease Agreement, dated as of September 14, 2004, by and between Primm South Real Estate Company and The Primadonna Company, LLC
10.6	Trademark License Agreement dated August 24, 2001 by and between Herbst Gaming, Inc. and Terrible Herbst, Inc.
10.7	Lease Agreement dated July 1, 1997 by and between The Herbst Family Limited Partnership II and E-T-T Enterprises, L.L.C
10.8	Amendment to Lease Agreement dated December 31, 2010 by and between The Herbst Family Limited Partnership II and E-T-T, Inc.
10.9	Lease Agreement dated July 1, 1996 by and between The Herbst Family Limited Partnership and E-T-T, Inc.
10.10	Assignment and Assumption of Lease dated July 1, 2010 by E-T-T, Inc. and E-T-T Enterprises L.L.C.
10.11	Lease extension dated April 30, 2001 between The Herbst Family Limited Partnership and E-T-T, Inc.
10.12	Lease Agreement dated November 27, 2002 by and between Herbst Grandchildren’s Trust and Herbst Gaming, Inc.
10.13	Amendment to Lease Agreement dated December 31, 2010 by and between Herbst Grandchildren’s Trust and Herbst Gaming, Inc.
10.14	Lease Agreement dated July 1, 2002 by and between Terrible Herbst, Inc. and E-T-T, Inc.
10.15	Gold Ranch Casino Lease, dated as of December 27, 2001, by and between Last Chance, Inc., Prospector Gaming Enterprises, Inc. and Target Investments, L.L.C.
10.16

Option to Purchase the Gold Ranch Casino Property and Improvements, The Leach Field Property, the Frontage Parcel, the California Lottery Station and the California Lottery Property, and the Right of First Refusal, dated as of December 27, 2001, by and among Prospector Gaming Enterprises, Inc., Target Investments, L. L. C. and Last Chance, Inc.

10.17	Employment Agreement with Ferenc Szony, dated March 7, 2008.
10.18	Form of Indemnification Agreement for Directors and Executive Officers
21.1	List of subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, LLC

Date: January 3, 2011	By:	/s/ DAVID ROSS
David Ross
Manager